Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-198733, 333-203589, 333-205676, and 333-207201) and the Registration Statements on Form S-8 (Nos. 333-63758, 333-81326, 333-128082, 333-178261 and 333-183312) of Guided Therapeutics, Inc. and Subsidiary of our report dated March 15, 2016, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2015.

/s/ UHY LLP
UHY LLP
Sterling Heights, Michigan
March 15, 2016